SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2003

(Date of Report)

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1343 Main Street, Suite 301, Sarasota Florida 34236

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (941) 330-1558

Item 5. Other Events and Required FD Disclosure.

On February 18, 2003, Central European Distribution Corporation issued a press release announcing that it is raising its previously projected fiscal 2003 fully diluted earnings per share guidance. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro forma Financial Information, and Exhibits.

(c)    Exhibits.

The following exhibit is including with this Report:

Exhibit 99.1:	Press Release dated February 18, 2003 regarding Central European Distribution Corporation’s raising of its previously projected fiscal 2003 fully diluted earnings per share guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central European Distribution Corporation

Date: February 18, 2003	By:	/s/ James Archbold
James Archbold Secretary

Exhibit Index

No.	Description

99.1	Press Release dated February 18, 2003